charset=windows-1252"> UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)		35-1539838 (IRS Employer Identification No.)
1 Main Street, Evansville, IN (Address of Principal Executive Offices)		47708 (Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

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Item 2.06 Material Impairments.

On September 2, 2005, Old National Bancorp (the "Company") entered into an agreement to sell its ownership interest in Fund Evaluation Group, LLC ("FEG"), a wholly-owned subsidiary of the Company. Subject to customary closing conditions, the sale of FEG is expected to close at the end of the third quarter. The Company determined on September 2, 2005 that it will record an impairment charge in connection with the sale of approximately $5.0 million to $6.0 million (after tax) to reflect the write-down of FEG to its fair value, including $0.7 million (after tax) of future cash expenditures.

Item 7.01 Regulation FD Disclosure.

As set forth above, the Company entered into an agreement on September 2, 2005 to sell its ownership interest in FEG. Although originally estimated to be a fourth quarter transaction, the sale of FEG is expected to occur at the end of the third quarter.

On September 9, 2005, the Company issued a press release announcing the sale of its ownership interest in FEG. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release issued by Old National Bancorp on September 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: September 9, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer